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                                                                     Exhibit 1.1

                                  $225,000,000
                           Parker-Hannifin Corporation

                    4.875% Senior Notes Due February 15, 2013

                             UNDERWRITING AGREEMENT

                                                                February 5, 2003

Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
McDonald Investments Inc.
c/o Banc of America Securities, LLC
100 North Tryon Street
Charlotte, North Carolina 28258

Ladies and Gentlemen:

          The undersigned PARKER-HANNIFIN CORPORATION, an Ohio corporation ("Company"), confirms its agreement with the several Underwriters
("Underwriters") as follows:

     1. Description of Securities. The Company proposes to issue and sell to the several Underwriters $225,000,000 principal amount of its 4.875% Senior Notes Due February 15, 2013 ("Securities"), to be issued under an indenture ("Indenture"), dated as of May 3, 1996, between the Company and National City Bank, as trustee ("Trustee").

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Closing Date (as defined in Section 3 below) (each, a "Representation Date") that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has prepared a registration statement (File No. 333-82806) with respect to the Securities, including a preliminary form of prospectus, in conformity with the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder. The registration statement has been filed with the Commission and has become effective. No stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. No amendment or supplement thereto or to any document incorporated by reference therein has heretofore been filed with the Commission. Copies of such registration statement, any such amendments and each related preliminary prospectus ("Preliminary Prospectus") have been delivered to you. A supplemental prospectus relating to the Securities has been or will be prepared and will be filed pursuant to Rule 424 under the Act. As filed, such

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     registration statement as amended at the time it became effective is herein referred to as the "Registration Statement", and such supplemental prospectus (including all documents and information incorporated by reference therein), as the "Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus includes all documents and information incorporated by reference therein and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed with the Commission after the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934 ("Exchange Act") and so incorporated by reference.

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

          (c) Each part of the registration statement, when such part became effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date, conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; each part of the registration statement, when such part became effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

          (d) The documents from which information is incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act, the Exchange Act, as applicable, and the Rules and Regulations, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement will, when they are filed with the Commission, conform in all material respects to the

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     requirements of the Act and the Exchange Act, as applicable, and the Rules and Regulations.

          (e) The financial statements of the Company and its subsidiaries set forth in the Registration Statement and Prospectus, together with the related schedules and notes, fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved.

          (f) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole); and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Prospectus) are owned beneficially by the Company subject to no security interest, mortgage, pledge, lien, other encumbrance or adverse claim.

          (g) The Indenture and the Securities have been duly authorized, the Indenture has been duly qualified under the Trust Indenture Act, executed and delivered and constitutes, and the Securities, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.

          (h) This agreement has been duly authorized, executed and delivered by the Company.

          (i) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries (taken as a whole), and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in

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     the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole).

          (j) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Indenture and this Agreement or the performance by the Company of its obligations under the Indenture and this Agreement.

          (k) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

          (l) The statements in the Prospectus under the captions "Description of the Notes" and "Underwriting", insofar as they purport to constitute a summary of the terms of the Securities, this Agreement or the Indenture, are accurate, complete and fair. This Agreement will be incorporated by reference as an exhibit to the Registration Statement.

          (m) Except for such breaches, defaults and violations which in the aggregate do not materially and adversely affect the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole) or which do not materially and adversely affect the consummation of the transactions contemplated in the Indenture and this Agreement or the performance by the Company of its obligations under the Indenture and this Agreement, the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any agreement or instrument to which the Company or its subsidiaries is a party or by which it or any of them may be bound or to which any of the property of the Company or its subsidiaries is subject; (ii) the charter or bylaws or other constitutive documents of the Company or its subsidiaries; or (iii) any order, statute, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by the Indenture and this Agreement, in connection with the issuance or sale of the Securities by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

     3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set

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forth, the Company agrees to issue and sell to each Underwriter, and each
Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.615% of the principal amount of the Securities, plus accrued interest from February 10, 2003, the amount of Securities set forth opposite the name of such Underwriter in Schedule A hereto.

          The Securities will be delivered by the Company to you against payment of the purchase price therefor by wire transfer in same day funds payable to the order of the Company, at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 10:00 A.M., New York City time, February 10, 2003 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Securities will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian and will be made available for checking and packaging at the office of The Depository Trust Company, 55 Water Street, New York, New York 10004, or at the office of its designated custodian, at least one business day prior to the Closing Date.

     4. Covenants. The Company covenants and agrees with each Underwriter that:

          (a) The Company will use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible; it will notify you promptly of the time when any such amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and it will file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing, and it will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in whole or in part in the Prospectus.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or (iii) the initiation or threatening of any proceeding for any such purpose. The Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

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          (c)  Within the time during which a prospectus relating to the
     Securities is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act or the Rules and Regulations, the Company will (i) promptly notify you, (ii) will prepare and file with the Commission, subject to the first sentence of paragraph
     (a) of this Section 4 an amendment or supplement to the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (iii) supply any supplement to the Prospectus to you in such quantities as you may reasonably request.

          (d) The Company will use its best efforts to qualify the Securities for sale under the securities law of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any state where it is not now so subject. The Company will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as you reasonably request.

          (e) The Company will furnish to the Underwriters copies of the Registration Statement (three of which will include all exhibits), each Preliminary Prospectus, the Prospectus (including all documents from which information is incorporated by reference), and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

          (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424 under the Act that shall satisfy the provisions of Section 11(a) of the Act.

          (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, will pay the expenses of printing all documents relating to the offering, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto and for any fees charged by investment rating agencies for rating the Securities. If the sale of

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     the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

          (h) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus.

          (i) During the period beginning from the date hereof and continuing to and including the Closing Date, the Company will not, without the prior written consent of Banc of America Securities, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction.

     5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) No Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion is material, or omits to state a fact which in your

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     opinion is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business and (ii) there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any change, or any development involving a prospective change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole), that, in each case in your judgment, is so material and adverse as to make it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

          (d) You shall have received the opinion of Jones, Day, Reavis & Pogue, counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit I hereto.

          (e) You shall have received the opinion of Thomas A. Piraino, Jr., Esq., Vice President, General Counsel and Secretary of the Company, dated the Closing Date, covering the matters in the paragraph numbered (4) on
     Exhibit I and to the effect that:

               (i) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is qualified to do business in each state in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole).

               (ii) each "significant subsidiary" of the Company (as such term is defined in Rule 1-01 of Regulation S-X) organized under the laws of a jurisdiction within the United States (collectively referred to as the "Domestic Subsidiaries") is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; each of the Domestic Subsidiaries has corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is qualified to do business in each state in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of the operations of the Company and its Domestic Subsidiaries (taken as a whole); all of the outstanding shares of capital stock of each of the Domestic Subsidiaries

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          have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated in the Prospectus) are owned beneficially by the Company;

               (iii) each "significant subsidiary" of the Company (as such term is defined in Rule 1-01 of Regulation S-X) organized under the laws of a jurisdiction outside of the United States (collectively referred to as the "Significant Foreign Subsidiaries") has been duly organized and is in good standing under the laws of its respective jurisdiction of incorporation; each of the Significant Foreign Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement; each of the Significant Foreign Subsidiaries is not, and is not required to be, registered or qualified to do business as a foreign corporation under the laws of any jurisdiction other than its jurisdiction of incorporation, and all of the outstanding shares of capital stock of each of the Significant Foreign Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for shareholders' or directors' qualifying shares) are owned, directly or indirectly, by the Company subject to no security interest, other encumbrance, or adverse claim (such counsel being entitled to rely upon opinions of local counsel, provided that such counsel shall furnish to you signed copies thereof and state that he believes that both you and he are justified in relying upon such opinion); and

               (iv) Neither the execution and delivery of this agreement nor the performance of the transactions herein contemplated will result in the violation of any statute or regulation or any order or decree of any court or governmental authority known to the Company which is binding upon the Company or its property, or conflict with or result in a default under any of the terms and provisions of the Company's Amended Articles of Incorporation or Code of Regulations or any indenture, loan agreement or any agreement to which the Company is a party or by which it is bound listed on an exhibit to such opinion and attached thereto.

          (f) You shall have received from Sullivan & Cromwell, counsel for the several Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. In rendering their opinion, such counsel may rely upon the opinion of Jones, Day, Reavis & Pogue referred to above as to all matters governed by Ohio law.

          (g) On the Closing Date, you shall have received a letter from Pricewaterhouse Coopers, dated the date of delivery thereof, to the effect set forth in Exhibit II hereto.

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          (h)  You shall have received from the Company a certificate, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

               (i) The representations and warranties of the Company in this Agreement are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

               (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

          (i) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

     6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) based upon, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Banc of America Securities LLC, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) To the extent the indemnification provided for in paragraph (a) or
     (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company or any of its officers, directors or any person controlling the Company, and shall survive delivery of the Securities to the Underwriters hereunder.

     8. Substitution of Underwriters. (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased does not aggregate more than 10% of the total amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule A hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Underwriters agreed but failed to purchase.

          (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased aggregates more than 10% of the total amount of Securities set forth in Schedule A hereto, and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

     9. Termination. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have occurred; (iv) a suspension or material limitation in trading the Company's securities on the New York Stock Exchange shall have occurred; (v) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (vi) any downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; (vii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war shall have occurred or (viii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (vii) or
(viii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter.

     10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to Banc of America Securities LLC, Transaction Management (fax no. (704) 388-9459) and confirmed to Banc of America Securities LLC at 100 North Tryon Street, Charlotte, North Carolina, 28255, Attention: Transaction Management; or if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Treasurer. Notice to any Underwriter pursuant to Section 6 shall be mailed, delivered or telegraphed and confirmed to such Underwriter's address as it appears in such Underwriter's questionnaire or other notice furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     11. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6, and no other person will have any right or obligation hereunder.

     12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                     _____________________________________

          If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

                                           Very truly yours,

                                           Parker-Hannifin Corporation

                                           By: /s/ Thomas A. Piraino, Jr.
                                              ----------------------------------
                                              Name:  Thomas A. Piraino, Jr.
                                              Title: Vice President, General
                                                     Counsel and Secretary

Accepted at New York, New York as of the date first above written.

Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
Mc Donald Investments Inc.

By: Banc of America Securities LLC

By: /s/ Lily Chang
   ------------------------------------------
    Principal
    On behalf of each of the Underwriters

                                   SCHEDULE A

                                                          Principal Amount
                                                            of Securities
                                                                to be
                       Underwriter                            Purchased

Banc of America Securities LLC                              $ 146,250,000
Morgan Stanley & Co. Incorporated                           $  39,375,000
McDonald Investments Inc.                                   $  39,375,000
                                                          -------------------
    Total...........................................        $ 225,000,000

                                                                       EXHIBIT I

     (1) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and is a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (ii) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (2) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof on the date of such opinion, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (ii) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (3) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (4) Neither the execution and delivery of the Underwriting Agreement nor the performance of the transactions therein contemplated will result in the violation of any statute or regulation or any order or decree of any court or governmental authority known to us which is binding upon the Company or its property, or conflict with or result in a default under any of the terms and provisions of the Company's Amended Articles of Incorporation or Code of Regulations or any indenture, loan agreement or any agreement listed on Exhibit A attached hereto.

     (5) No consent, approval, authorization or order of any governmental agency or body is required for the issuance or sale by the Company of the Securities, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

          We have participated in the preparation of the Registration Statement and Prospectus (certain of the documents incorporated into the Prospectus by reference having previously been prepared and filed by the Company without our participation). From time to time we have had discussions with officers and employees of the Company, accountants and auditors, the independent accountants who examined certain of the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and Prospectus, and your representatives concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various items in Form S-3. Based thereupon we are of the opinion that the Registration Statement and the Prospectus (except for financial statements, financial schedules, and other financial data included therein, as to which we express no opinion) at the time the Registration Statement became effective under the Act complied as to form in all material respects with the Act and the Trust Indenture Act and the respective rules and regulations thereunder, and that the documents incorporated or deemed to be incorporated by reference into the Prospectus that were filed prior to the date of this opinion (except for financial statements, financial schedules, and other financial data included therein, as to which we express no opinion) at the time they were filed complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

               We do not know of any litigation or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required. The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents present fair summaries of such statutes, legal and governmental proceedings, contracts or other documents. We further are of the opinion that the statements contained in the Prospectus under the caption "Description of the Notes" and "Certain United States Federal Income Tax Considerations," insofar as they purport to summarize the provisions of documents or the United States Federal tax laws described therein, present fair summaries of such provisions or such United States Federal tax laws in effect as of the date of the Prospectus.

               The Registration Statement has become effective under the Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or challenging the accuracy of any document incorporated by reference into the Prospectus are pending or, to the best of our knowledge, threatened by the Commission.

               We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as set forth in the second preceding paragraph above) of the information contained in the Registration Statement and Prospectus, including any document incorporated or deemed to be incorporated therein by reference. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (except for financial statements, financial schedules, and other financial data included therein), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions), on the date of the Prospectus contained or on the Closing Date contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                      EXHIBIT II

     (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations and the answer to Item 10 of the Registration Statement form is correct insofar as it relates to them.

     (2) In their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder.

     (3) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that:

          (A) any unaudited financial statements included or incorporated in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder or are not stated on a basis substantially consistent with that of the audited financial statements included in the Company's most recent Annual Report on Form 10-K; or

          (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with amounts shown in the most recent unaudited balance sheet included or incorporated by reference in the Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur or as may be set forth in such letter; or

          (C) for the period from the date of the most recent unaudited balance sheet included or incorporated by reference in the Prospectus to a subsequent specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of such unaudited balance sheet, in consolidated net sales, consolidated net income before taxes, or net income, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur or as may be set forth in such letter.

     (4) In addition to their examination referred to in their report included or incorporated by reference in the Registration Statement and Prospectus and the procedures referred to in (3) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain of the dollar amounts, percentages and other financial information to be agreed upon by the Company and the Underwriters (in each case to the extent that such dollar amounts, percentages and other financial information, are derived directly or by analysis or computation, from the general accounting records of the Company and its subsidiaries) that are included or incorporated by reference in the Prospectus and appear or are incorporated by reference in the Company's Annual Report on Form 10-K under the captions "Item
1. - Business", "Item 6. - Selected Financial Data", and "Item 7. - Management's Discussion and Analysis of Financial Condition and Results of Operations", and have found such dollar amounts, percentages and financial information to be in agreement with the general accounting records of the Company and its subsidiaries.